EXHIBIT 10.1

September 30, 2006

CHANCERY RESOURCES, INC.
3rd Floor, 422 Richards Street
Vancouver, British Columbia
Canada V6B 2Z4

Ladies and Gentlemen:

RE:     Hunter Claims, BC

Pursuant to an agreement between Chancery Resources, Inc. and Geoffrey Gachallan dated September 30, 2006, Geoffrey Gachallan, the owner of the claims, will hold in trust for Chancery Resources, Inc., a 100% undivided interest in the subject claims under the terms of the agreement:

		Number of	Date of
Tenure No.	Claim Name	MTO Cells	Expiration
540601	Hunter	9	September 7, 2007

Geoffrey Gachallan will deliver full title on demand to Chancery Resources, Inc. when all terms and conditions have been met regarding the aforementioned agreement.

Yours truly,

GEOFFREY GACHALLAN
Geoffrey Gachallan